SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549




                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


      Date of Report (Date of earliest event reported): September 17, 1996


                             AMERICAN STORES COMPANY

 (Exact name of registrant as specified in charter)


     Delaware                           1-5392              87-0207226

     (State or other jurisdiction       (Commission         (IRS Employer
     of Incorporation)                  File Number)        Identification No.)

709 East South Temple Street, Salt Lake City, Utah          84102

(Address of principal executive offices)                    (Zip Code)


Registrant's telephone number, including area code:  (801) 539-0112











Item 5.  Other Events

At a meeting of the Board of Directors of the Company held on September 17, 1996, the Board amended Section 2.04.1(b) of the Company's By-laws, which requires shareholders to provide the Company with advance notice of their intent to nominate directors or propose business to be conducted at an annual or special shareholders' meeting. The amendment increases the minimum advance notice that shareholders are required to give from at least 30 days prior to the anniversary date of the prior year's meeting to 60 days. Pursuant to the amended By-laws, matters to be raised by a shareholder at the Company's 1997 Annual Meeting of Shareholders, other than pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, must be submitted to the Company's Secretary by no later than April 22, 1997 but not prior to March 23, 1997. Such notices must include the information relating to such business and the shareholder as well as the information specified in the Company's By-laws. A copy of the Company's Restated By-laws as amended is attached hereto as Exhibit 3 and is incorporated herein by reference, and the foregoing description is qualified in its entirety by such reference.


Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

Exhibit No.    Title of Document
  3.           Restated By-laws of American Stores
               Company, as amended September 17, 1996.














                                   SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Dated: September 23, 1996
                              AMERICAN STORES COMPANY





                              By:       /s/ Kathleen E. McDermott
                              Name      Kathleen E. McDermott
                              Title:    Chief Legal Officer and
                                        Assistant Secretary


                                 EXHIBIT INDEX


                                                                 Sequentially
                                                                 Numbered
Exhibit No.    Title                                             Page
     3.        Restated By-laws of American Stores               5
               Company, as amended September 17, 1996